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                                                                     Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                        TRAVELERS PROPERTY CASUALTY CORP.

                           (A CONNECTICUT CORPORATION)

                           EFFECTIVE JANUARY 23, 2003

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                           AMENDED AND RESTATED BYLAWS
                                       OF
                        TRAVELERS PROPERTY CASUALTY CORP.
                       (HEREINAFTER CALLED THE "COMPANY")

                                   ARTICLE I
                                    LOCATION

            SECTION 1. The location of the registered office of the Company in Connecticut shall be in the City of Hartford, County of Hartford, State of Connecticut.

            SECTION 2. The Company shall, in addition to the registered office in the State of Connecticut, establish and maintain an office within or without the State of Connecticut or offices in such other places as the Board of Directors may from time to time find necessary or desirable.

                                   ARTICLE II
                                 CORPORATE SEAL

            SECTION 1. The corporate seal of the Company shall have inscribed thereon the name of the Company and the year of its creation (1979) and the words "Corporate Seal, Connecticut."

                                  ARTICLE III
                            MEETINGS OF SHAREHOLDERS

            SECTION 1. The annual meeting of the shareholders, or any special meeting thereof, shall be held at such place as may be designated by the Board of Directors, or by the officer or group of Directors calling any special meeting.

            SECTION 2. Shareholders entitled to vote may vote at all meetings either in person or by proxy. All proxies shall be filed with the Secretary of the meeting before being voted upon.

            SECTION 3. A majority of the votes entitled to be cast on a matter by the voting group constitutes a quorum of that voting group for action on that matter except as otherwise provided by law or by the Certificate of Incorporation of the Company. If at any annual or special meeting of the shareholders, a quorum shall fail to attend, the Chairman of the Board or other person acting as Chairman of the meeting may adjourn the meeting from time to time, not exceeding one hundred twenty (120) days in all, without notice other than by announcement at the meeting (except as otherwise provided herein) until a quorum
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shall attend and thereupon any business may be transacted which might have been transacted at the meeting originally called had the same been held at the time so called. If the adjournment is for more than one hundred twenty (120) days, or if, after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

            SECTION 4. The annual meeting of the shareholders shall be held on such date and at such time as the Board of Directors may determine by resolution.

            SECTION 5. The business to be transacted at the annual meeting shall include the election of Directors and any other matters within the power of the Company which may properly be brought before the meeting.

            SECTION 6. Notice of the annual meeting shall be mailed by the Secretary to each shareholder entitled to vote, at such shareholder's last known post office address, at least ten (10) days but not more than sixty (60) days prior to the meeting.

            SECTION 7. Except as otherwise required by law, special meetings of the shareholders may be called by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or the Secretary. A special meeting shall be called at the request, in writing, of a majority of the Board of Directors or by the vote of the Board of Directors. A special meeting shall be called at the request of the shareholders only to the extent required by the Connecticut Business Corporation Act (the "CBCA") and, if requested and so required, shall be called by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or the Secretary.

            SECTION 8. Notice of each special meeting, indicating briefly the purpose or purposes thereof, shall be mailed by the Secretary to each shareholder entitled to vote, at such shareholder's last known post office address, at least ten (10) days but not more than sixty (60) days prior to the meeting.

            SECTION 9. If the entire Board of Directors becomes vacant, any shareholder may call a special meeting in the same manner that the Chairman of the Board may call such meeting, and Directors for the unexpired terms may be elected at said special meeting in the manner provided for their election at annual meetings.

            SECTION 10. Unless the CBCA or the Certificate of Incorporation requires a greater number of affirmative votes, actions to be voted upon by the shareholders (other than the election of Directors) at a meeting at which a quorum is present shall be approved if the votes cast in favor of such action by shares entitled to vote on such action exceed the votes cast in opposition to such action. Unless otherwise provided in the Certificate of


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Incorporation, Directors shall be elected by a plurality of votes cast by shares entitled to vote for Directors at a meeting at which a quorum is present.

            SECTION 11. A. No business may be transacted at a meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given in accordance with these Bylaws, (ii) otherwise properly brought before the meeting in accordance with these Bylaws, or (iii) otherwise properly brought before the meeting by any shareholder of the Company (x) who is a shareholder of record on the date of the giving of the notice provided for in this Bylaw and on the record date for the determination of shareholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Bylaw.

            B. In addition to any other applicable requirements for business to be properly brought before a meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

            C. To be timely for an annual meeting of shareholders, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety
(90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that, in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

            D. To be timely, a demand for a special meeting of shareholders, that meets the requirements of Section 33-696 of the CBCA, must be delivered by one or more shareholders to the Secretary of the Company no later than ninety
(90) days prior to the date such meeting is proposed to be held.

            E. To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(ii) the name and record address of such shareholder, (iii) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder is a holder of record of


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stock of the Company entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

            F. In addition, notwithstanding anything in this Bylaw to the contrary, a shareholder intending to nominate one or more persons for election as a director at an annual or special meeting of shareholders must comply with
Article IV, Section 3 of these Bylaws for such nominations to be properly brought before such meeting.

            G. The Chairman of the Board or other person acting as Chairman of the meeting shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting.

            H. No business shall be conducted at an annual meeting of shareholders except business brought before such annual meeting in accordance with the procedures set forth in this Bylaw; provided, however, that, once business has been properly brought before an annual meeting in accordance with such procedures, nothing in this Bylaw shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before an annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

            I. No business shall be conducted at a special meeting of shareholders except for such business as shall have been brought before the meeting pursuant to the notice of meeting.

                                   ARTICLE IV
                                    DIRECTORS

            SECTION 1. The affairs, property and business of the Company shall be managed by or under the direction of a Board of Directors, with the exact number of Directors to be determined from time to time solely by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The election and term of Directors shall be as provided in the Certificate of Incorporation of the Company.

            SECTION 2. Vacancies in the Board of Directors shall be filled as provided in the Certificate of Incorporation of the Company.

            SECTION 3. A. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Company, subject to the rights of holders of any class or series of stock having a preference over the Common Stock to elect Directors under specified circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at


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any special meeting of shareholders called for the purpose of electing
Directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Company (x) who is a shareholder of record on the date of the giving of the notice provided for in this Bylaw and on the record date for the determination of shareholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Bylaw.

            B. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

            C. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

            D. To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at


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the meeting to nominate the person or persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of Directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

            E. No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Bylaw. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                                   ARTICLE V
                             POWERS OF THE DIRECTORS

            SECTION 1. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company managed by or under the direction of, the Board of Directors, subject, nevertheless, to the provisions of the laws of the State of Connecticut, of the Certificate of Incorporation of the Company and of these Bylaws.

            SECTION 2. The Directors and members of committees appointed by the Board of Directors may receive such compensation and other remuneration as may, from time to time, be authorized by the Board of Directors.

            SECTION 3. The indemnification of, and advance of expenses to directors, officers, employees and agents of the Company shall be in accordance with the Certificate of Incorporation of the Company. Notwithstanding the foregoing, the treatment of indemnification and advancement of expenses in the Certificate of Incorporation shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled, under any Bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, and shall inure to the benefit of the heirs and personal representatives of such person.

            SECTION 4. In discharging his or her duties, a Director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers or employees of the Company whom the Director reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants or other persons as to matters the Director reasonably believes are within the person's professional or expert competence; or


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(3) a committee of the Board of Directors of which he or she is not a member if the Director reasonably believes the committee merits confidence.

                                   ARTICLE VI
                            MEETINGS OF THE DIRECTORS

            SECTION 1. The Board of Directors shall meet as soon as convenient after the annual meeting of shareholders at such place as may be designated by the Board of Directors, for the purpose of organization and the transaction of any other business which may properly come before the meeting.

            SECTION 2. Regular meetings of the Board of Directors may be held without notice at such time and place as may be determined from time to time by resolution of the Board of Directors.

            SECTION 3. A majority of the number of Directors prescribed or, if no number is prescribed, the number of Directors in office immediately before the meeting begins shall constitute a quorum at any meeting of the Board of Directors, but the Directors present, though fewer than a quorum, may adjourn the meeting to another day. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

            SECTION 4. Special meetings of the Board of Directors may be called by the Board of Directors, the Chairman of the Board, or at the request in writing of three Directors, on one day's notice, [or other reasonable notice,] to each Director by mail, or other method of delivery, or by telephone, voice mail or other electronic means and by such other methods as are permitted by the CBCA, and may be held at such time as the Board of Directors or the Chairman of the Board may determine. If the Board of Directors or the Chairman of the Board so determines, such special meetings may be held at some place other than at the office of the Company in the City of Hartford.

            SECTION 5. In the absence of both the Secretary and any Assistant Secretary, the Board of Directors shall appoint a secretary to record all votes and the minutes of its proceedings.

            SECTION 6. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent or consents to such action are signed by all of the members of the Board of Directors or committee, as the case may be, and such written consent or consents are filed with the minutes of the proceedings of the Board of Directors or such committee.

            SECTION 7. Unless otherwise provided by the Certificate of Incorporation of the Company or these Bylaws, members of the Board of Directors, or any committee


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designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 7 shall constitute presence in person at such meeting.

                                  ARTICLE VII
                                   COMMITTEES

            SECTION 1. The Board of Directors may designate from their number standing and other committees and may invest them with all their own powers and authority, except as otherwise provided in the CBCA, subject to such conditions as they may prescribe, and all committees so appointed shall keep regular minutes of their transactions and shall cause such minutes to be recorded in books kept for that purpose in the office of the Company and, in the case of committees, shall report the same to the Board of Directors.

            SECTION 2. One-third of the total number of Directors on a committee of the Board of Directors shall constitute a quorum at any meeting of the committee except when the committee consists of two Directors, in which case one Director shall constitute a quorum for the transaction of business, but the Directors present, though fewer than a quorum, may adjourn the meeting to another day. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the committee thereof.

                                  ARTICLE VIII
                             OFFICERS OF THE COMPANY

            SECTION 1. The officers of the Company may consist of a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Chairmen, a Chief Financial Officer, one or more Vice Presidents, a Controller, a Secretary and a Treasurer. There also may be such other officers and assistant officers as, from time to time, may be elected or appointed by the Board of Directors or by such officers as may be authorized by a resolution of the Board of Directors.

                                   ARTICLE IX
                       CHAIRMAN AND OFFICERS - HOW CHOSEN

            SECTION 1. At the first meeting after an annual meeting of shareholders, the Directors shall elect from among their own number a Chairman of the Board. They may also elect a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Chairmen, a Chief Financial Officer, one or more Vice Presidents, a Controller, a


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Secretary and a Treasurer, each of whom shall hold office during the pleasure of the Board of Directors.

            SECTION 2. The Directors shall also elect or appoint such other officers and assistant officers as from time to time they may determine, who shall hold office during the pleasure of the Board of Directors.

                                    ARTICLE X
                     CHAIRMAN OF THE BOARD AND VICE CHAIRMAN

            SECTION 1. The Chairman of the Board shall have the general powers and duties usually vested in the Chairman of the Board of a corporation and shall preside at all meetings of the Board of Directors and shareholders.

            SECTION 2. A Vice Chairman, if any, shall preside at all meetings of the Board of Directors and shareholders in the absence of the Chairman of the Board, unless the Board of Directors appoints another Director or officer of the Company to so preside. If there is more than one Vice Chairman at the time of such meeting, the Vice Chairman with the longest tenure shall preside.

                                   ARTICLE XI
                             CHIEF EXECUTIVE OFFICER

            SECTION 1. The Chief Executive Officer shall have general supervision and direction over the business and policies of the Company and over all the other officers (other than the Chairman of the Board, whether or not designated as an officer) of the Company. The Chief Executive Officer shall have primary responsibility for the general management of the Company, subject to the direction of the Board of Directors. The Chief Executive Officer shall have the authority to remove any officer (other than the Chairman of the Board if designated as an officer) with or without cause.

            SECTION 2. The Chief Executive Officer shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board and all Vice Chairmen, if any, unless the Board of Directors appoints another Director or officer of the Company to so preside.

                                  ARTICLE XII
                                    PRESIDENT

            SECTION 1. The President shall be responsible for the day-to-day active management of the business of the Company under the general supervision of the Chief Executive Officer. In the absence of the Chief Executive Officer, the President shall


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perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

                                  ARTICLE XIII
                             CHIEF OPERATING OFFICER

            SECTION 1. The Chief Operating Officer shall perform such duties and exercise such powers on behalf of the Company as may be assigned to the Chief Operating Officer by the Board of Directors, the Chief Executive Officer or the President. In the absence of the President, the Chief Operating Officer shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

                                  ARTICLE XIV
                             CHIEF FINANCIAL OFFICER

            SECTION 1. The Chief Financial Officer shall have charge of and supervise all financial matters of the Company. The Chief Financial Officer shall have such powers and perform such duties as may be assigned to the Chief Financial Officer by the Board of Directors or his or her superior officers.

                                   ARTICLE XV
                                 VICE PRESIDENTS

            SECTION 1. Each Vice President shall have such powers and perform such duties as may be assigned to him or her by the Board of Directors or his or her superior officers. The Board of Directors may add to the title of any Vice President such distinguishing designation as may be deemed desirable, which designation may reflect seniority, duties or responsibilities of such Vice President. In the absence of the President, any Vice President designated by the Chairman of the Board or the Chief Executive Officer may perform the duties and exercise the powers of the President.

                                   ARTICLE XVI
                                   CONTROLLER

            SECTION 1. The Controller shall have charge of and supervise all accounting matters, the preparation of all accounting reports and statistics of the Company. The Controller shall submit such reports and records to the Board of Directors as may be requested by it, by the Chairman of the Board, by any Vice Chairman, by the President, or by the Controller's superior officers.


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                                  ARTICLE XVII
                                    SECRETARY

            SECTION 1. The Secretary shall attend all sessions of the Board of Directors and of the Executive Committee, shall act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees of the Board of Directors when requested.

            SECTION 2. The Secretary shall see that proper notice is given of all meetings of the shareholders of the Company, of the Board of Directors and of committees thereof.

            SECTION 3. The Secretary shall keep account of certificates of stock or other receipts and securities representing an interest in or to the capital of the Company, transferred and registered in such form and manner and under such regulations as the Board of Directors, or the Secretary's superior officers may from time to time prescribe or require.

            SECTION 4. The Secretary shall keep in safe custody the contracts, books and such corporate records as are not otherwise provided for and the seal of the Company.

            SECTION 5. In the Secretary's absence, or in case of the Secretary's failure or inability to act, an Assistant Secretary or a secretary pro-tempore shall perform the Secretary's and Assistant Secretary's duties and such other duties as the Board of Directors, or such Assistant Secretary's superior officers may from time to time prescribe or require.

                                 ARTICLE XVIII
                                    TREASURER

            SECTION 1. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all money in the name of, for the account of or to the credit of the Company.

            SECTION 2. The Treasurer shall perform such other duties as the Board of Directors or the Treasurer's superior officers may from time to time prescribe or require.

                                  ARTICLE XIX
                               DUTIES OF OFFICERS

            SECTION 1. In addition to the duties specifically enumerated in these Bylaws, all officers and assistant officers of the Company shall perform such other duties


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as may be assigned to them from time to time by the Board of Directors or by their superior officers.

            SECTION 2. The Board of Directors or the Chief Executive Officer may change the powers or duties of any officer or assistant officer or delegate the same to any other officer, assistant officer or person.

                                   ARTICLE XX
           CERTIFICATES OF STOCK, SECURITIES, NOTES, RECORD DATE, ETC.

            SECTION 1. Shares may, but need not, be represented by certificates. The Board of Directors may authorize the issue of some or all of the shares of any or all of the Company's classes or series of capital stock without certificates.

            SECTION 2. Certificates of stock, or other receipts and securities representing an interest in or to the capital of the Company shall bear the signature of the Chairman of the Board, the Chief Executive Officer, any Vice Chairman, the President, the Chief Operating Officer, the Chief Financial Officer, or any Vice President or any other officer designated by the Board of Directors and bear the countersignature of the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer.

            SECTION 3. Nothing in this Article XX shall be construed to limit the right of the Company, by resolution of its Board of Directors, to authorize, under such conditions as the Board may determine, the facsimile signature by any properly authorized officer of any instrument or document that the Board of Directors may determine.

            SECTION 4. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been used on any certificates of stock, notes or securities shall cease to be such officer, transfer agent or registrar of the Company, whether because of death, resignation or otherwise, before the same shall have been issued by the Company, such certificates of stock, notes and securities may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed the same or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer, transfer agent or registrar of the Company.

            SECTION 5. All transfers of the stock of the Company shall be made upon the books of the Company at the direction of the owners of the shares in person or by their legal representatives.

            SECTION 6. Certificates of stock, if any, shall be surrendered and canceled at the time of transfer.


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            SECTION 7. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Connecticut.

            SECTION 8. In the case of a loss or the destruction of a certificate of stock, another may be issued in its place upon satisfactory proof of such loss or destruction and the giving of a bond of indemnity, approved by the Chairman of the Board, the Chief Executive Officer, any Vice Chairman, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President or the Secretary or by any other officer designated by the Board of Directors, unless waived by any such officer.

            SECTION 9. In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) days before the date of such meeting, nor more than seventy (70) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

                                  ARTICLE XXI
                CHECKS, LOANS, COMMERCIAL PAPER, CONTRACTS, ETC.

            SECTION 1. Any officer authorized by the Board of Directors shall have the authority to sign and execute on behalf of the Company as maker, drawer, acceptor, guarantor, endorser, assignor or otherwise, all notes, collateral trust notes, debentures, drafts, bills of exchange, acceptances, securities and commercial paper of all kinds.

            SECTION 2. Any officer authorized by the Board of Directors shall have authority, on behalf of and for the account of the Company, (a) to borrow money against duly executed obligations of the Company; (b) to sell, discount or otherwise dispose of notes, collateral trust notes, debentures, drafts, bills of exchange, acceptances, securities, obligations of the Company and commercial paper of all kinds; (c) to sign orders for the transfer of money to affiliated or subsidiary companies; and (d) to execute contracts.


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                                  ARTICLE XXII
                                   FISCAL YEAR

            SECTION 1. The fiscal year of the Company shall begin the first day of January and terminate on the thirty-first day of December in each year.

                                 ARTICLE XXIII
                                     NOTICE

            SECTION 1. Whenever under the provisions of the laws of the State of Connecticut or these Bylaws notice is required to be given to any Director, member of the Executive Committee, officer or shareholder, it shall not be construed to mean personal notice, but such notice may be given as permitted by the Connecticut Business Corporation Act and these Bylaws.

                                  ARTICLE XXIV
                                WAIVER OF NOTICE

            SECTION 1. Any shareholder, Director or member of the Executive Committee may waive in writing any notice required to be given under these Bylaws either before or after the date and time stated in the notice.

                                  ARTICLE XXV
                               AMENDMENT OF BYLAWS

            SECTION 1. Except as otherwise provided in the Certificate of Incorporation of the Company, the Board of Directors, at any meeting, may alter or amend these Bylaws, and any alteration or amendment so made may be repealed by the Board of Directors or, as provided below, by the shareholders at any meeting duly called. The shareholders shall have the power to make, amend and repeal these Bylaws, provided, however, that these Bylaws shall not be amended or repealed, nor shall any Bylaw provision be adopted, other than in accordance with the Certificate of Incorporation of the Company.


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